Exhibit 99.1

Essent Group Ltd. Reports Fourth Quarter & Full Year 2018 Results
HAMILTON, Bermuda--(BUSINESS WIRE)--February 8, 2019--Essent Group Ltd. (NYSE: ESNT) today reported net income for the quarter ended December 31, 2018 of $128.5 million or $1.31 per diluted share, which includes a reduction of $9.9 million, or $.08 per diluted share, of the $11.1 million loss reserve established in the fourth quarter of 2017 for defaulted loans identified as related to Hurricanes Harvey and Irma. For the full year 2018, net income was $467.4 million or $4.77 per diluted share.
“We are pleased with our strong fourth quarter and full year 2018 results as we continued growing our high credit quality and profitable mortgage insurance portfolio,” said Mark Casale, Chairman and Chief Executive Officer. “Also during 2018, we successfully piloted our risk based pricing engine, EssentEDGETM, and executed in the reinsurance markets. We believe that increased sophistication in the front-end and back-end of our business positions us well to shape our insured portfolio and profitably manage the long tail mortgage credit risk.”
Financial Highlights:

•	Insurance in force as of December 31, 2018 was $137.7 billion, compared to $131.2 billion as of September 30, 2018 and $110.5 billion as of December 31, 2017.

•	New insurance written for the fourth quarter was $11.4 billion, compared to $13.9 billion in the third quarter of 2018 and $11.2 billion in the fourth quarter of 2017.

•	Net premiums earned for the fourth quarter were $173.3 million, compared to $166.7 million in the third quarter of 2018 and $148.0 million in the fourth quarter of 2017.

•	The expense ratio for the fourth quarter was 22.8%, compared to 22.1% in the third quarter of 2018 and 24.7% in the fourth quarter of 2017.

•
The provision for losses and LAE for the fourth quarter was a benefit of $1.0 million, compared to a provision of $5.5 million in the third quarter of 2018 and a provision of $17.5 million in the fourth quarter of 2017. The provision in the fourth quarter of 2018 included a $9.9 million release of the $11.1 million reserve associated with loans identified as related to Hurricanes Harvey and Irma that was established in the fourth quarter of 2017.

•	The percentage of loans in default as of December 31, 2018 was 0.66%, compared to 0.61% as of September 30, 2018 and 0.96% as of December 31, 2017.

•	The combined ratio for the fourth quarter was 22.2%, compared to 25.4% in the third quarter of 2018 and 36.4% in the fourth quarter of 2017.

•	The consolidated balance of cash and investments at December 31, 2018 was $2.9 billion, including cash and investment balances at Essent Group Ltd. of $78.4 million.

•
The combined risk-to-capital ratio of the U.S. mortgage insurance business, which includes statutory capital for both Essent Guaranty, Inc. and Essent Guaranty of PA, Inc., was 13.9:1 as of December 31, 2018.

•
In December, Essent Guaranty, Inc. entered into an excess of loss (“XOL”) reinsurance agreement with a panel of U.S. and global reinsurers for $165.2 million of additional protection on mortgage insurance policies written by Essent in 2017.

Conference Call
Essent management will hold a conference call at 10:00 AM Eastern time today to discuss its results. The conference call will be broadcast live over the Internet at http://ir.essentgroup.com/investors/webcasts-and-presentations/event-calendar/default.aspx. The call may also be accessed by dialing 866-393-4306 inside the U.S., or 734-385-2616 for international callers, using passcode 1164457 or by referencing Essent.
A replay of the webcast will be available on the Essent website approximately two hours after the live broadcast ends for a period of one year. A replay of the conference call will be available approximately two hours after the call ends for a period of two weeks, using the following dial-in numbers and passcode: 855-859-2056 inside the U.S., or 404-537-3406 for international callers, passcode 1164457.
In addition to the information provided in the company's earnings news release, other statistical and financial information, which may be referred to during the conference call, will be available on Essent's website at http://ir.essentgroup.com/investors/financial-information/quarterly-financial-supplements/default.aspx.
Forward-Looking Statements
This press release may include “forward-looking statements” which are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," “should,” “expect,” "plan," "anticipate," "believe," “estimate,” “predict,” or "potential" or the negative thereof or variations thereon or similar terminology. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: changes in or to Fannie Mae and Freddie Mac (the “GSEs”), whether through Federal legislation, restructurings or a shift in business practices; failure to continue to meet the mortgage insurer eligibility requirements of the GSEs; competition for customers; lenders or investors seeking alternatives to private mortgage insurance; an increase in the number of loans insured through Federal government mortgage insurance programs, including those offered by the Federal Housing Administration; decline in new insurance written and franchise value due to loss of a significant customer; decline in the volume of low down payment mortgage originations; the definition of "Qualified Mortgage" reducing the size of the mortgage origination market or creating incentives to use government mortgage insurance programs; the definition of "Qualified Residential Mortgage" reducing the number of low down payment loans or lenders and investors seeking alternatives to private mortgage insurance; the implementation of the Basel III Capital Accord discouraging the use of private mortgage insurance; a decrease in the length of time that insurance policies are in force; uncertainty of loss reserve estimates; deteriorating economic conditions; our non-U.S. operations becoming subject to U.S. Federal income taxation; becoming considered a passive foreign investment company for U.S. Federal income tax purposes; and other risks and factors described in Part I, Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission on February 20, 2018. Any forward-looking information presented herein is made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Non-GAAP Financial Measures
In presenting Essent Group Ltd.’s results, management has included financial measures, including adjusted book value per share, that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (“GAAP”). Such measures are referred to as “non-GAAP measures.” These non-GAAP measures may be defined or calculated differently by other companies. Management believes these measures allow for a more complete understanding of the underlying business. These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP. Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial supplement in accordance with Regulation G.
About the Company
Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, “Essent”) which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

Essent Group Ltd. and Subsidiaries
Financial Results and Supplemental Information (Unaudited)
Quarter and Year Ended December 31, 2018

Exhibit A	Condensed Consolidated Statements of Comprehensive Income (Unaudited)
Exhibit B	Condensed Consolidated Balance Sheets (Unaudited)
Exhibit C	Historical Quarterly Data
Exhibit D	New Insurance Written
Exhibit E	Insurance in Force and Risk in Force
Exhibit F	Other Risk in Force
Exhibit G	Portfolio Vintage Data
Exhibit H	Portfolio Geographic Data
Exhibit I	Defaults, Reserve for Losses and LAE, and Claims
Exhibit J	Investments Available for Sale
Exhibit K	Insurance Company Capital
Exhibit L	Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

				Exhibit A

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands, except per share amounts)	2018	2017	2018	2017
Revenues:
Net premiums written	$176,437	$161,771	$685,287	$570,186
Increase in unearned premiums	(3,136)	(13,795)	(35,795)	(40,056)
Net premiums earned	173,301	147,976	649,492	530,130
Net investment income	18,597	11,765	64,091	40,226
Realized investment gains, net	158	252	1,318	2,015
Other income	1,068	1,117	4,452	4,140
Total revenues	193,124	161,110	719,353	576,511

Losses and expenses:
Provision for losses and LAE	(999)	17,456	11,575	27,232
Other underwriting and operating expenses	39,449	36,480	150,900	145,533
Interest expense	2,611	1,817	10,179	5,178
Total losses and expenses	41,061	55,753	172,654	177,943

Income before income taxes	152,063	105,357	546,699	398,568
Income tax expense (benefit)	23,535	(57,281)	79,336	18,821
Net income	$128,528	$162,638	$467,363	$379,747

Earnings per share:
Basic	$1.32	$1.69	$4.80	$4.07
Diluted	1.31	1.65	4.77	3.99

Weighted average shares outstanding:
Basic	97,450	96,429	97,403	93,330
Diluted	98,066	98,497	97,974	95,211

Net income	$128,528	$162,638	$467,363	$379,747

Other comprehensive income (loss):
Change in unrealized appreciation (depreciation) of investments	18,456	(7,230)	(25,741)	8,068
Total other comprehensive income (loss)	18,456	(7,230)	(25,741)	8,068
Comprehensive income	$146,984	$155,408	$441,622	$387,815

Loss ratio	(0.6)%	11.8%	1.8%	5.1%
Expense ratio	22.8	24.7	23.2	27.5
Combined ratio	22.2%	36.4%	25.0%	32.6%

		Exhibit B

Essent Group Ltd. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands, except per share amounts)	2018	2017
Assets
Investments
Fixed maturities available for sale, at fair value	$2,605,666	$1,992,371
Short-term investments available for sale, at fair value	154,400	312,694
Total investments available for sale	2,760,066	2,305,065
Other invested assets	30,952	500
Total investments	2,791,018	2,305,565
Cash	64,946	43,524
Accrued investment income	17,627	12,807
Accounts receivable	36,881	29,752
Deferred policy acquisition costs	16,049	15,354
Property and equipment	7,629	6,979
Prepaid federal income tax	202,385	252,157
Other assets	13,436	8,230

Total assets	$3,149,971	$2,674,368

Liabilities and Stockholders' Equity
Liabilities
Reserve for losses and LAE	$49,464	$46,850
Unearned premium reserve	295,467	259,672
Net deferred tax liability	172,642	127,636
Credit facility borrowings, net of deferred costs	223,664	248,591
Securities purchased payable	2,041	14,999
Other accrued liabilities	40,976	36,184
Total liabilities	784,254	733,932

Commitments and contingencies

Stockholders' Equity
Common shares	1,472	1,476
Additional paid-in capital	1,110,800	1,127,137
Accumulated other comprehensive loss	(28,993)	(3,252)
Retained earnings	1,282,438	815,075
Total stockholders' equity	2,365,717	1,940,436

Total liabilities and stockholders' equity	$3,149,971	$2,674,368

Return on average equity	21.7%	23.1%

							Exhibit C
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2018				2017
Selected Income Statement Data	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
(In thousands, except per share amounts)
Revenues:
Net premiums written	$176,437	$175,221	$168,404	$165,225	$161,771	$155,055	$134,063	$119,297

Net premiums earned (1)	173,301	166,675	156,958	152,558	147,976	137,940	126,563	117,651
Other revenues	19,823	18,323	16,810	14,905	13,134	12,263	11,043	9,941
Total revenues	193,124	184,998	173,768	167,463	161,110	150,203	137,606	127,592

Losses and expenses:
Provision for losses and LAE (2)	(999)	5,452	1,813	5,309	17,456	4,313	1,770	3,693
Other underwriting and operating expenses	39,449	36,899	36,428	38,124	36,480	37,035	35,686	36,332
Interest expense	2,611	2,500	2,618	2,450	1,817	1,456	1,189	716
Total losses and expenses	41,061	44,851	40,859	45,883	55,753	42,804	38,645	40,741

Income before income taxes	152,063	140,147	132,909	121,580	105,357	107,399	98,961	86,851
Income tax expense (benefit) (3) (4)	23,535	24,136	21,154	10,511	(57,281)	29,006	26,843	20,253
Net income	$128,528	$116,011	$111,755	$111,069	$162,638	$78,393	$72,118	$66,598

Earnings per share:
Basic	$1.32	$1.19	$1.15	$1.14	$1.69	$0.83	$0.79	$0.73
Diluted	1.31	1.18	1.14	1.13	1.65	0.82	0.77	0.72

Weighted average shares outstanding:
Basic	97,450	97,438	97,426	97,298	96,429	94,185	91,381	91,258
Diluted	98,066	98,013	97,866	97,951	98,497	96,094	93,162	93,023

Other Data:
Loss ratio (5)	(0.6)%	3.3%	1.2%	3.5%	11.8%	3.1%	1.4%	3.1%
Expense ratio (6)	22.8	22.1	23.2	25.0	24.7	26.8	28.2	30.9
Combined ratio	22.2%	25.4%	24.4%	28.5%	36.4%	30.0%	29.6%	34.0%

Return on average equity (annualized)	22.4%	21.5%	21.8%	22.6%	35.0%	19.1%	19.8%	19.3%

(1) Net premiums earned are net of premiums ceded to third-party reinsurers beginning in 2018. Premiums ceded totaled $3,731, $3,158, $3,585 and $294 in the three months ended December 31, 2018, September 30, 2018, June 30, 2018 and March 31, 2018, respectively.

(2) Provision for losses and LAE for the quarter ended December 31, 2018 includes a $9.9 million reduction associated with previously identified hurricane-related defaults based on the performance to date and our expectations of the amount of ultimate losses on the remaining delinquencies. Provision for losses and LAE for the quarter ended December 31, 2017 includes an $11.1 million provision associated with defaults identified as related to Hurricanes Harvey and Irma.

(3) Income tax expense for the quarter ended September 30, 2018 includes $1,450 of expense associated with accrual to return adjustments associated with the completion of the 2017 U.S. federal income tax return. Income tax expense for the quarters ended March 31, 2018 and 2017 was reduced by $9,549 and $3,023, respectively, of excess tax benefits associated with the vesting of common shares and common share units during each period.

(4) Income tax expense for the quarter ended December 31, 2017 was reduced by $85,091 of income tax benefit due to the one-time impact of the reduced U.S. corporate income tax rate on the company's net deferred tax liability position.

(5) Loss ratio is calculated by dividing the provision for losses and LAE by net premiums earned.
(6) Expense ratio is calculated by dividing other underwriting and operating expenses by net premiums earned.

							Exhibit C, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Historical Quarterly Data

	2018				2017
Other Data, continued:	December 31	September 30	June 30	March 31	December 31	September 30	June 30	March 31
($ in thousands)

U.S. Mortgage Insurance Portfolio
Flow:
New insurance written	$11,408,542	$13,913,191	$12,850,642	$9,336,150	$11,234,855	$13,221,038	$11,368,276	$8,034,153
New risk written	2,838,530	3,430,942	3,201,610	2,295,314	2,737,008	3,228,603	2,786,501	1,929,832

Bulk:
New insurance written	$—	$—	$—	$—	$—	$—	$—	$—
New risk written	—	—	—	—	—	—	—	—

Total:
Average gross premium rate (7)	0.50%	0.51%	0.52%	0.52%	0.53%	0.53%	0.53%	0.53%
Average net premium rate (8)	0.49%	0.50%	0.51%	0.52%	0.53%	0.53%	0.53%	0.53%
New insurance written	$11,408,542	$13,913,191	$12,850,642	$9,336,150	$11,234,855	$13,221,038	$11,368,276	$8,034,153
New risk written	$2,838,530	$3,430,942	$3,201,610	$2,295,314	$2,737,008	$3,228,603	$2,786,501	$1,929,832
Insurance in force (end of period)	$137,720,786	$131,249,957	$122,501,246	$115,250,949	$110,461,950	$103,936,307	$95,494,390	$87,993,227
Gross risk in force (end of period) (9)	$34,482,448	$32,786,194	$30,579,106	$28,691,561	$27,443,985	$25,807,358	$23,665,045	$21,801,667
Risk in force (end of period)	$33,892,869	$32,361,782	$30,154,694	$28,267,149	$27,443,985	$25,807,358	$23,665,045	$21,801,667
Policies in force	608,135	581,570	546,576	517,215	496,477	467,483	430,585	397,650
Weighted average coverage (10)	25.0%	25.0%	25.0%	24.9%	24.8%	24.8%	24.8%	24.8%
Annual persistency	84.9%	84.0%	83.0%	83.5%	83.9%	82.1%	80.1%	78.2%

Loans in default (count)	4,024	3,538	3,519	4,442	4,783	2,153	1,776	1,777
Percentage of loans in default	0.66%	0.61%	0.64%	0.86%	0.96%	0.46%	0.41%	0.45%

Other Risk in Force
GSE and other risk share (11)	$655,384	$612,750	$592,493	$557,692	$538,944	$501,485	$479,762	$436,991

Credit Facility
Borrowings outstanding	$225,000	$225,000	$225,000	$265,000	$250,000	$175,000	$175,000	$125,000
Undrawn committed capacity	$275,000	$275,000	$275,000	$110,000	$125,000	$200,000	$200,000	$75,000
Weighted average interest rate	4.43%

(7) Average gross premium rate is calculated by dividing annualized premiums earned for the U.S. mortgage insurance portfolio, before reductions for premiums ceded under third-party reinsurance, by average insurance in force for the period.

(8) Average net premium rate is calculated by dividing annualized net premiums earned for the U.S. mortgage insurance portfolio by average insurance in force for the period.
(9) Gross risk in force includes risk ceded under third-party reinsurance.
(10) Weighted average coverage is calculated by dividing end of period gross risk in force by end of period insurance in force.
(11) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Re provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

							Exhibit D

Essent Group Ltd. and Subsidiaries
Supplemental Information
New Insurance Written: Flow

NIW by Credit Score
	Three Months Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
($ in thousands)
>=760	$4,737,774	41.5%	$4,551,775	40.5%	$19,903,369	41.9%	$18,455,482	42.1%
740-759	1,959,523	17.2	1,793,713	16.0	8,076,182	17.0	6,851,174	15.6
720-739	1,665,931	14.6	1,644,956	14.6	6,875,823	14.5	6,223,802	14.2
700-719	1,349,689	11.8	1,378,170	12.3	5,715,076	12.0	5,228,590	11.9
680-699	875,125	7.7	1,024,440	9.1	3,722,490	7.8	3,843,164	8.8
<=679	820,500	7.2	841,801	7.5	3,215,585	6.8	3,256,110	7.4
Total	$11,408,542	100.0%	$11,234,855	100.0%	$47,508,525	100.0%	$43,858,322	100.0%

Weighted average credit score	745		743		745		744

NIW by LTV
	Three Months Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
($ in thousands)
85.00% and below	$1,384,296	12.1%	$1,532,008	13.6%	$5,731,894	12.1%	$5,839,270	13.3%
85.01% to 90.00%	3,124,625	27.4	3,286,879	29.3	13,227,075	27.8	13,072,845	29.8
90.01% to 95.00%	4,955,729	43.4	4,845,713	43.1	20,579,615	43.3	19,301,353	44.0
95.01% and above	1,943,892	17.1	1,570,255	14.0	7,969,941	16.8	5,644,854	12.9
Total	$11,408,542	100.0%	$11,234,855	100.0%	$47,508,525	100.0%	$43,858,322	100.0%

Weighted average LTV	92%		92%		92%		92%

NIW by Product
	Three Months Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Single Premium policies		13.5%		19.0%		15.3%		16.3%
Monthly Premium policies		86.5		81.0		84.7		83.7
		100.0%		100.0%		100.0%		100.0%

NIW by Purchase vs. Refinance
	Three Months Ended				Year Ended
	December 31, 2018		December 31, 2017		December 31, 2018		December 31, 2017
Purchase		93.3%		84.4%		91.8%		85.2%
Refinance		6.7		15.6		8.2		14.8
		100.0%		100.0%		100.0%		100.0%

						Exhibit E

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance in Force and Risk in Force

Portfolio by Credit Score
IIF by FICO score	December 31, 2018		September 30, 2018		December 31, 2017
($ in thousands)
>=760	$59,249,659	43.0%	$56,686,270	43.2%	$48,668,705	44.1%
740-759	22,843,145	16.6	21,661,445	16.5	17,939,206	16.2
720-739	19,898,885	14.5	18,909,281	14.4	15,761,787	14.3
700-719	15,714,206	11.4	14,928,024	11.4	12,167,285	11.0
680-699	11,299,829	8.2	10,828,068	8.2	9,156,196	8.3
<=679	8,715,062	6.3	8,236,869	6.3	6,768,771	6.1
Total	$137,720,786	100.0%	$131,249,957	100.0%	$110,461,950	100.0%

Weighted average credit score	746		746		747

Gross RIF by FICO score	December 31, 2018		September 30, 2018		December 31, 2017
($ in thousands)
>=760	$14,789,783	42.9%	$14,119,178	43.1%	$12,058,196	43.9%
740-759	5,736,432	16.6	5,434,079	16.6	4,485,439	16.4
720-739	5,036,063	14.6	4,773,174	14.5	3,957,922	14.4
700-719	3,943,925	11.4	3,735,034	11.4	3,018,341	11.0
680-699	2,846,297	8.3	2,718,524	8.3	2,286,082	8.3
<=679	2,129,948	6.2	2,006,205	6.1	1,638,005	6.0
Total	$34,482,448	100.0%	$32,786,194	100.0%	$27,443,985	100.0%

Portfolio by LTV
IIF by LTV	December 31, 2018		September 30, 2018		December 31, 2017
($ in thousands)
85.00% and below	$15,123,578	11.0%	$14,641,309	11.2%	$12,917,751	11.7%
85.01% to 90.00%	41,020,839	29.8	39,598,332	30.2	34,794,108	31.5
90.01% to 95.00%	66,028,990	47.9	63,167,371	48.1	54,323,103	49.2
95.01% and above	15,547,379	11.3	13,842,945	10.5	8,426,988	7.6
Total	$137,720,786	100.0%	$131,249,957	100.0%	$110,461,950	100.0%

Weighted average LTV	92%		92%		92%

Gross RIF by LTV	December 31, 2018		September 30, 2018		December 31, 2017
($ in thousands)
85.00% and below	$1,741,823	5.1%	$1,680,050	5.1%	$1,462,351	5.3%
85.01% to 90.00%	9,819,171	28.5	9,458,067	28.8	8,262,322	30.1
90.01% to 95.00%	18,912,421	54.8	18,090,207	55.2	15,576,125	56.8
95.01% and above	4,009,033	11.6	3,557,870	10.9	2,143,187	7.8
Total	$34,482,448	100.0%	$32,786,194	100.0%	$27,443,985	100.0%

Portfolio by Loan Amortization Period
IIF by Loan Amortization Period	December 31, 2018		September 30, 2018		December 31, 2017
($ in thousands)
FRM 30 years and higher	$128,083,429	93.0%	$121,455,115	92.6%	$100,592,946	91.1%
FRM 20-25 years	2,965,782	2.2	3,032,593	2.3	2,879,977	2.6
FRM 15 years	3,445,447	2.5	3,571,994	2.7	3,857,152	3.5
ARM 5 years and higher	3,226,128	2.3	3,190,255	2.4	3,131,875	2.8
Total	$137,720,786	100.0%	$131,249,957	100.0%	$110,461,950	100.0%

			Exhibit F

Essent Group Ltd. and Subsidiaries
Supplemental Information
Other Risk in Force

($ in thousands)	December 31, 2018	September 30, 2018	December 31, 2017

GSE and other risk share (1)	$655,384	$612,750	$538,944

Weighted average credit score	748	749	749
Weighted average LTV	85%	85%	84%

(1) GSE and other risk share includes GSE risk share and other reinsurance transactions. Essent Reinsurance Ltd. ("Essent Re") provides insurance or reinsurance relating to the risk in force on loans in reference pools acquired by Freddie Mac and Fannie Mae, including in connection with Freddie Mac's Agency Credit Insurance Structure ("ACIS") and Fannie Mae's Credit Insurance Risk Transfer ("CIRT") programs.

												Exhibit G

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Vintage Data
December 31, 2018

					Insurance in Force
Origination Year	Original Insurance Written ($ in thousands)	Remaining Insurance in Force ($ in thousands)	% Remaining of Original Insurance	Number of Policies in Force	% Purchase	>90% LTV	>95% LTV	FICO < 700	FICO >= 760	% FRM	Incurred Loss Ratio (Inception to Date) (1)	Number of Loans in Default

2010	$245,898	$7,725	3.1%	54	74.2%	67.2%	0.0%	1.2%	62.7%	100.0%	2.6%	—
2011	3,229,720	228,682	7.1	1,354	72.1	58.5	0.3	6.2	52.3	97.9	3.7	32
2012	11,241,161	1,857,304	16.5	9,894	75.9	62.4	0.6	5.6	56.3	98.9	2.3	106
2013	21,152,638	5,005,615	23.7	26,241	79.9	62.1	2.1	7.8	51.4	98.5	2.3	281
2014	24,799,434	8,257,561	33.3	44,041	88.7	64.1	4.5	15.6	41.4	96.5	3.2	585
2015	26,193,656	13,410,795	51.2	63,698	84.2	58.0	2.6	14.7	43.7	97.7	3.0	664
2016	34,949,319	25,252,309	72.3	110,903	82.0	56.7	6.6	13.6	45.4	98.4	3.4	900
2017	43,858,322	37,850,574	86.3	166,006	86.2	58.4	13.7	16.1	41.6	97.0	4.6	1,160
2018	47,508,525	45,850,221	96.5	185,944	91.8	60.4	17.1	14.7	41.4	97.8	3.3	296
Total	$213,178,673	$137,720,786	64.6	608,135	86.9	59.2	11.3	14.5	43.0	97.7	3.1	4,024

(1) Incurred loss ratio is calculated by dividing the sum of case reserves and cumulative amount paid for claims by cumulative net premiums earned.

			Exhibit H

Essent Group Ltd. and Subsidiaries
Supplemental Information
Portfolio Geographic Data

IIF by State
	December 31, 2018	September 30, 2018	December 31, 2017
CA	9.1%	9.1%	9.4%
TX	7.9	7.9	8.0
FL	7.4	7.3	7.0
WA	4.7	4.8	4.8
IL	3.8	3.9	4.0
NJ	3.8	3.8	3.7
NC	3.5	3.5	3.5
GA	3.4	3.4	3.4
CO	3.4	3.3	3.1
OH	3.3	3.3	3.2
All Others	49.7	49.7	49.9
Total	100.0%	100.0%	100.0%

Gross RIF by State
	December 31, 2018	September 30, 2018	December 31, 2017
CA	8.9%	8.9%	9.1%
TX	8.1	8.1	8.3
FL	7.5	7.4	7.1
WA	4.7	4.8	4.9
IL	3.8	3.8	3.9
NJ	3.7	3.7	3.6
NC	3.5	3.5	3.5
GA	3.5	3.5	3.5
OH	3.3	3.3	3.2
CO	3.3	3.3	3.0
All Others	49.7	49.7	49.9
Total	100.0%	100.0%	100.0%

				Exhibit I

Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

Rollforward of Insured Loans in Default
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Beginning default inventory	3,538	2,153	4,783	1,757
Plus: new defaults	2,747	4,332	8,727	8,229
Less: cures	(2,183)	(1,648)	(9,226)	(4,970)
Less: claims paid	(75)	(53)	(254)	(229)
Less: rescissions and denials, net	(3)	(1)	(6)	(4)
Ending default inventory	4,024	4,783	4,024	4,783

Rollforward of Reserve for Losses and LAE
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
($ in thousands)	2018	2017	2018	2017
Reserve for losses and LAE at beginning of period	$53,355	$31,579	$46,850	$28,142
Add provision for losses and LAE occurring in:
Current year	11,239	18,912	36,438	38,178
Prior years	(12,238)	(1,456)	(24,863)	(10,946)
Incurred losses and LAE during the period	(999)	17,456	11,575	27,232
Deduct payments for losses and LAE occurring in:
Current year	690	390	1,310	633
Prior years	2,202	1,795	7,651	7,891
Loss and LAE payments during the period	2,892	2,185	8,961	8,524
Reserve for losses and LAE at end of period	$49,464	$46,850	$49,464	$46,850

Claims
	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Number of claims paid	75	53	254	229
Total amount paid for claims (in thousands)	$2,711	$2,125	$8,559	$8,280
Average amount paid per claim (in thousands)	$36	$40	$34	$36
Severity	82%	87%	73%	83%

					Exhibit I, continued
Essent Group Ltd. and Subsidiaries
Supplemental Information
Defaults, Reserve for Losses and LAE, and Claims

	December 31, 2018
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	2,254	56%	$12,005	27%	$119,666	10%
Four to eleven payments	1,350	33	20,031	44	72,222	28
Twelve or more payments	357	9	10,523	23	20,419	52
Pending claims	63	2	2,749	6	3,182	86
Total case reserves	4,024	100%	45,308	100%	$215,489	21
IBNR			3,398
LAE			758
Total reserves for losses and LAE			$49,464

Average reserve per default:
Case			$11.3
Total			$12.3

Default Rate	0.66%

	December 31, 2017
	Number of Policies in Default	Percentage of Policies in Default	Amount of Reserves	Percentage of Reserves	Defaulted RIF	Reserves as a Percentage of Defaulted RIF
($ in thousands)
Missed Payments:
Three payments or less	3,243	68%	$15,925	37%	$187,163	9%
Four to eleven payments	1,284	27	18,087	42	73,547	25
Twelve or more payments	211	4	6,781	16	11,139	61
Pending claims	45	1	2,075	5	2,355	88
Total case reserves	4,783	100%	42,868	100%	$274,204	16
IBNR			3,215
LAE			767
Total reserves for losses and LAE			$46,850

Average reserve per default:
Case			$9.0
Total			$9.8

Default Rate	0.96%

				Exhibit J

Essent Group Ltd. and Subsidiaries
Supplemental Information
Investments Available for Sale

Investments Available for Sale by Asset Class
Asset Class	December 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
U.S. Treasury securities	$289,892	10.5%	$227,805	9.9%
U.S. agency securities	32,997	1.2	33,114	1.4
U.S. agency mortgage-backed securities	637,178	23.1	456,037	19.8
Municipal debt securities	483,879	17.5	465,255	20.2
Non-U.S. government securities	45,001	1.6	—	—
Corporate debt securities	725,201	26.3	611,728	26.5
Residential and commercial mortgage securities	121,838	4.4	79,407	3.5
Asset-backed securities	284,997	10.3	167,922	7.3
Money market funds	139,083	5.1	263,797	11.4
Total investments available for sale	$2,760,066	100.0%	$2,305,065	100.0%

Investments Available for Sale by Credit Rating
Rating (1)	December 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
Aaa	$1,362,781	49.4%	$1,160,200	50.3%
Aa1	124,435	4.5	115,237	5.0
Aa2	196,218	7.1	123,551	5.4
Aa3	143,315	5.2	127,785	5.6
A1	222,073	8.0	205,369	8.9
A2	199,238	7.2	157,651	6.8
A3	146,300	5.3	148,246	6.4
Baa1	162,695	5.9	115,178	5.0
Baa2	140,168	5.1	87,869	3.8
Baa3	26,805	1.0	43,024	1.9
Below Baa3	36,038	1.3	20,955	0.9
Total investments available for sale	$2,760,066	100.0%	$2,305,065	100.0%

(1) Based on ratings issued by Moody's, if available. S&P or Fitch rating utilized if Moody's not available.

Investments Available for Sale by Duration and Book Yield
Effective Duration	December 31, 2018		December 31, 2017
($ in thousands)	Fair Value	Percent	Fair Value	Percent
< 1 Year	$529,545	19.2%	$628,958	27.3%
1 to < 2 Years	285,060	10.3	164,856	7.2
2 to < 3 Years	251,763	9.1	280,177	12.2
3 to < 4 Years	278,804	10.1	263,799	11.4
4 to < 5 Years	429,005	15.6	263,273	11.4
5 or more Years	985,889	35.7	704,002	30.5
Total investments available for sale	$2,760,066	100.0%	$2,305,065	100.0%

Pre-tax investment income yield:
Three months ended December 31, 2018	2.77%
Year ended December 31, 2018	2.56%

Net cash and investments at holding company, Essent Group Ltd.:
($ in thousands)
As of December 31, 2018	$78,405
As of December 31, 2017	$104,167

		Exhibit K

Essent Group Ltd. and Subsidiaries
Supplemental Information
Insurance Company Capital

	December 31, 2018	December 31, 2017
($ in thousands)
U.S. Mortgage Insurance Subsidiaries:
Combined statutory capital (1)	$1,886,929	$1,528,869

Combined net risk in force (2)	$26,233,783	$21,637,409

Risk-to-capital ratios: (3)
Essent Guaranty, Inc.	14.4:1	14.7:1
Essent Guaranty of PA, Inc.	4.2:1	5.4:1
Combined (4)	13.9:1	14.2:1

Essent Reinsurance Ltd.:
Stockholder's equity (GAAP basis)	$798,612	$662,819

Net risk in force (2)	$8,265,763	$6,299,437

(1) Combined statutory capital equals the sum of statutory capital of Essent Guaranty, Inc. plus Essent Guaranty of PA, Inc., after eliminating the impact of intercompany transactions. Statutory capital is computed based on accounting practices prescribed or permitted by the Pennsylvania Insurance Department and the National Association of Insurance Commissioners Accounting Practices and Procedures Manual.

(2) Net risk in force represents total risk in force, net of reinsurance ceded and net of exposures on policies for which loss reserves have been established.
(3) The risk-to-capital ratio is calculated as the ratio of net risk in force to statutory capital.
(4) The combined risk-to-capital ratio equals the sum of the net risk in force of Essent Guaranty, Inc. and Essent Guaranty of PA, Inc. divided by the combined statutory capital.

Exhibit L
Essent Group Ltd. and Subsidiaries
Supplemental Information
Reconciliation of Non-GAAP Financial Measure - Adjusted Book Value per Share

We believe that long-term growth in Adjusted Book Value per Share is an important measure of our financial performance and is a measure used to determine vesting on certain restricted stock granted to senior management under the Company’s long-term incentive plan. Adjusted Book Value per Share is a financial measure that is not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP) and is referred to as a non-GAAP measure. Adjusted Book Value per Share may be defined or calculated differently by other companies. Adjusted Book Value per Share is one measure used to monitor our results and should not be viewed as a substitute for those measures determined in accordance with GAAP.

Adjusted Book Value per Share is calculated by dividing Adjusted Book Value by Common Shares and Share Units Outstanding. Adjusted Book Value is defined as consolidated stockholders’ equity of the Company, excluding accumulated other comprehensive income (loss) plus the proceeds, if any, from the assumed exercise of all "in-the-money" options, warrants and similar instruments. Common Shares and Share Units Outstanding is defined as total common shares outstanding plus all equity instruments (including restricted share units) issued to management and the Board of Directors and any "in-the-money" options, warrants and similar instruments. Accumulated other comprehensive income (loss) includes unrealized gains and losses that arise from changes in the market value of the Company’s investments that are classified as available for sale. The Company does not view these unrealized gains and losses to be indicative of our fundamental operating performance. As of December 31, 2018 and December 31, 2017, the Company does not have any options, warrants and similar instruments outstanding.

The following table sets forth the reconciliation of Adjusted Book Value to the most comparable GAAP amount as of December 31, 2018 and December 31, 2017 in accordance with Regulation G:

(In thousands, except per share amounts)	December 31, 2018	December 31, 2017

Numerator:
Total Stockholders' Equity (Book Value)	$2,365,717	$1,940,436

Subtract: Accumulated Other Comprehensive Income (Loss)	(28,993)	(3,252)

Adjusted Book Value	$2,394,710	$1,943,688

Denominator:
Total Common Shares Outstanding	98,139	98,434

Add: Restricted Share Units Outstanding	449	536

Total Common Shares and Share Units Outstanding	98,588	98,970

Adjusted Book Value per Share	$24.29	$19.64